UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

Descrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 514-0936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Redemption Agreements

On February 18, 2022, Descrypto Holdings, Inc. (the “Company”) entered into certain Redemption Agreements (each, a “Common Stock Redemption Agreement” and collectively, the “Common Stock Redemption Agreements”), dated as of February 18, 2022, by and among the Company and each of the following holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”): Balance Labs, Inc. (“Balance Labs”), Aleksandr Rubin, Ronald Cons, Avon Road Associates, LLC, 2018 Investor Trust, Congregation Boro Minyan, Rachel Jacobs, Jessica Beren, Aros, LLC, Lyons Capital, LLC (“Lyons Capital”), Mid Atlantic Capital Associates, Inc. (“MACA”), and J and K Ventures, LLC (collectively, the “Redeeming Common Stockholders”). Pursuant to the terms of the Common Stock Redemption Agreements, each of the Redeeming Common Stockholders agreed to sell, and the Company agreed to purchase, 80% of such Redeeming Common Stockholders’ Common Stock holdings at a purchase price of $0.00001 per share.

On February 18, 2022, pursuant to the terms of the Common Stock Redemption Agreements, the Company paid an aggregate of $773.82 to the Redeeming Common Stockholders in exchange for the transfer of a total of 77,382,494 shares of Common Stock (the “Redeemed Common Shares”), representing 80% of the shares of Common Stock held by the Redeeming Common Stockholders (the “Common Stock Redemption”). As a result of the Common Stock Redemption, the Redeemed Common Shares were returned to the status of authorized and unissued shares of Common Stock.

Prior to, and after giving effect to, the Common Stock Redemption, there were three greater than 5% common stockholders of the Company: Balance Labs, Lyons Capital and MACA. Following the Common Stock Redemption, such stockholders’ ownership of the Common Stock was as follows:

Name of Stockholder	No. of Shares of Common Stock Owned Following Redemption	Percentage of Outstanding Common Stock Held Following Redemption
Balance Labs	7,175,084	30.23%
Lyons Capital	2,016,707	8.50%
MACA	5,000,000	21.06%

Pursuant to the terms of the Common Stock Redemption Agreements, the Common Stock Redemption Agreements will be null and void and the Redeemed Common Shares will be reissued to the respective Redeeming Common Stockholders if the Company does not raise at least $1.5 million in financing and enter into a definitive agreement for the acquisition of a blockchain based company within 12 months of February 18, 2022.

The information set forth above is qualified in its entirety by reference to the actual terms of the Common Stock Redemption Agreements, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series A Preferred Redemption Agreements

Also on February 18, 2022, the Company entered into certain Redemption Agreements (each, a “Series A Redemption Agreement” and together, the “Series A Redemption Agreements”), dated as of February 18, 2022, by and between the Company and each of the following holders of the Company’s Series A preferred stock, par value $0.0001 per share (the “Series A Preferred”): American Capital Ventures, Inc. (“ACV”) and Leone Group, LLC (“Leone” and together with ACV, the “Redeeming Series A Stockholders”). Pursuant to the terms of the Series A Redemption Agreements, each of the Redeeming Series A Stockholders agreed to sell, and the Company agreed to purchase, 80% of such Redeeming Series A Stockholders’ holdings of Series A Preferred, for a purchase price of $1.00 in total to each Redeeming Series A Stockholder.

On February 18, 2022, pursuant to the terms of the Series A Redemption Agreements, the Company paid an aggregate of $2.00 to the Redeeming Series A Stockholders in exchange for the transfer of a total of 142,080 shares of Series A Preferred (the “Redeemed Series A Shares”). As a result of the Series A Redemption, the Redeemed Series A Shares were returned to the status of authorized and unissued shares of Series A Preferred Stock.

Following the Series A Redemption, such stockholders’ ownership of the Series A Preferred was as follows:

Name of Stockholder	No. of Shares of Series A Preferred Stock Owned Following Redemption	Percentage of Outstanding Series A Preferred Stock Held Following Redemption
ACV	17,760	50.00%
Leone	17,760	50.00%

Each share of Series A Preferred is initially convertible into 1,000 shares of Common Stock at the election of the holder at any time. On any matter submitted to the holders of Common Stock for a vote or on which the holders of Common Stock have a right to vote, each share of Series A Preferred will have a number of votes equal to the number of shares of Common Stock into which the Series A Preferred is convertible and the Series A Preferred will vote together with the Common Stock as one class.

Pursuant to the terms of the Series A Redemption Agreements, the Series A Redemption Agreements will be null and void and the Redeemed Series A Shares will be reissued to the respective Redeeming Series A Stockholders if the Company does not raise at least $1.5 million in financing and enter into a definitive agreement for the acquisition of a blockchain based company within 12 months of February 18, 2022.

The information set forth above is qualified in its entirety by reference to the actual terms of the Series A Redemption Agreements, a form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Redemption Agreement (Common Stock) dated as of February 18, 2022.
10.2	Form of Redemption Agreement (Series A Preferred Stock) dated as of February 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Descrypto Holdings, Inc.

Date: February 25, 2022	/s/ Laura Anthony
Laura Anthony
President